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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2006

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01    Changes in Registrant’s Certifying Accountant.

(a)    On June 20, 2006, Arotech Corporation (the “Company”) notified Kost Forer Gabbay & Kasierer (“Kost Forer”), a member of Ernst & Young Global, that the Audit Committee of the Company had dismissed Kost Forer as the Company’s independent registered public accounting firm, due to economic reasons.

Kost Forer’s reports on the Company’s financial statements for the year ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2005 and 2004 and through June 20, 2006, there were no disagreements with Kost Forer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kost Forer would have caused them to make reference thereto in connection with their reports on the financial statements for such years.

During the years ended December 31, 2005 and 2004 and through June 20, 2006, there were no reportable events as described in Regulation S-K Item 304(a)(1)(iv)(B) except as follows. In accordance with Section 404 of the Sarbanes-Oxley Act, the Company completed its assessment of the effectiveness of its internal control over financial reporting and concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2005 due to material weaknesses in its internal control in connection with the monitoring, review and approval of revenue recognition calculations at the Company’s FAAC subsidiary. Kost Forer issued an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2005. More details on the material weaknesses in internal control over financial reporting and management’s plans to remediate these weaknesses are discussed in Item 9A of the Company’s 2005 Form 10-K/A which is incorporated herein by reference.

In connection with the 2004 Form 10-K/A as filed on May 2, 2005, the Company noted material weaknesses arising from insufficient staff with technical accounting expertise to independently apply our accounting policies, as they relate to non-routine and highly complex transactions, in accordance with U.S. generally accepted accounting principles. These items are further discussed in Item 9A of the Company’s 2004 Form 10-K/A referenced above.

The Company provided Kost Forer with a copy of the above disclosures and requested that Kost Forer furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements by the Company and, if not, stating the respects in which it does not agree. A copy of the letter from Kost Forer is filed herewith as Exhibit 16.1.

(b)    On June 20, 2006, the Company’s Audit Committee appointed BDO Seidman LLP as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years and through the date of this Report on Form 8-K, the Company did not consult BDO Seidman LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or events listed in Item 304(a)(2) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
16.1	Letter from Kost Forer Gabbay & Kasierer dated June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: June 26, 2006